SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 100 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 21, 2011, certain indirect subsidiaries (the “Borrowers”) of RLJ Lodging Trust (the “Company”) entered into five separate first mortgage, non-recourse loans (each, a “Loan” and collectively, the “Loans”) with Wells Fargo Bank, National Association, resulting in aggregate proceeds to the Company of $142 million. The proceeds of the Loans were used to repay in full the Company’s existing $140 million term loan, which was backed by a negative pledge of 10 hotels owned by the Company and bore interest at an annual rate equal to LIBOR plus 4.25% (the “Existing Term Loan”). The Existing Term Loan had a November 2011 maturity date.

Each Loan has a scheduled initial maturity date of October 20, 2015, which may be extended for two one-year periods at the Company’s election (subject to the Company’s satisfaction of certain conditions). Each of the Loans, which require payments of interest only until expiration of the initial term, bears interest at an annual rate equal to the one month LIBOR (without a floor) plus 3.60%.  During the first 18 months after closing, the Borrowers may not prepay any of the Loans, except in connection with the sale of the hotel securing the loan (as discussed below), in which case any prepayment would be subject to a prepayment fee equal to 0.50% of the principal balance of the loan.  After the first 18 months, there are no restrictions on the Borrowers’ ability to prepay the Loans and no fees are payable in connection with prepayments.

Each of the Loans is secured by a first mortgage lien on one of the following hotels, including its related equipment, fixtures, personal property and other assets:

•                  Louisville Marriott Downtown (Louisville, KY);

•                  Denver Airport Marriott at Gateway Park (Denver, CO);

•                  Courtyard Houston by the Galleria (Houston, TX);

•                  Hilton Garden Inn Bloomington (Bloomington, IN); and

•                  Residence Inn Silver Spring (Silver Spring, MD).

None of the Loans are cross-collateralized with one another or any of the Company’s other hotel properties.  After giving effect to the application of the proceeds from the Loans to repay in full the Existing Term Loan, the Company has 49 unencumbered hotel properties.

The loan agreements governing the Loans contain representations, warranties, various affirmative and negative covenants, conditions and events of default customary for single-property mortgage financings of this type.

Item 9.01.	Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Press release dated October 27, 2011, issued by RLJ Lodging Trust, announcing the closing of the Loans

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: October 27, 2011	By:	/s/ Leslie D. Hale
Leslie D. Hale
Senior Vice President and Chief Financial Officer

EXHIBIT LIST

Exhibit Number	Description

99.1	Press release dated October 27, 2011, issued by RLJ Lodging Trust, announcing the closing of the Loans